FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JUL 09 1998

No. C16160-98

Dean Heller
DEAN HELLER, SECRETARY OF STATE

Receipt No. FY9900001082
MICHAEL J. MORRISON CHTD
07/09/1998 370.00
RECD BY SSH

ARTICLES OF INCORPORATION
OF
NATALMA INDUSTRIES INC.

The undersigned, to form a Nevada corporation, CERTIFIES THAT:

I. NAME: The name of the corporation is: Natalma Industries Inc.

II. REGISTERED OFFICE; RESIDENT AGENT: The location of the registered office of this corporation within the State of Nevada is 1025 Ridgeview Drive, Suite 400, Reno, Nevada 89509; this corporation may maintain an office or offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors or by the By-Laws of the corporation; and this corporation may conduct all corporation business of every kind or nature, including the holding of any meetings of directors or shareholders, inside or outside the State of Nevada, as well as without the State of Nevada.

The Resident Agent for the corporation shall be Michael J. Morrison, Esq., 1025 Ridgeview Drive, Suite 400, Reno, Nevada 89509.

III. PURPOSE: The purpose for which this corporation is formed is: To engage in any lawful activity.

IV. AUTHORIZATION OF CAPITAL STOCK: The amount of the total authorized capital stock of the corporation shall be Twenty-Five Thousand Dollars ($25,000.00), consisting of Twenty-Five Million (25,000,000) shares of Common Stock, par value $.001 per share.

V. INCORPORATOR: The name and post office address of the Incorporator signing these Articles of Incorporation is as follows:

NAME	POST OFFICE ADDRESS
Rita S. Dickson	1025 Ridgeview Drive Suite 400 Reno, Nevada 89509

VI. DIRECTORS: The governing board of this corporation shall be known as directors, and the first Board shall consist of one (1) director.

The number of directors may, pursuant to the By-Laws, be increased or decreased by the Board of Directors, provided there shall be no less than one (1) nor more than nine (9) Directors.

The name and post office address of the director constituting the first Board of Directors is as follows:

NAME	POST OFFICE ADDRESS
Derick Sinclair	1550 Ostler Court N. Vancouver, B.C., Canada V7G 2F7

VII. STOCK NON-ASSESSABLE: The capital stock, or the holders thereof, after the amount of the subscription price has been paid in, shall not be subject to any assessment whatsoever to pay the debts of the corporation.

VIII. TERM OF EXISTENCE: This corporation shall have perpetual existence.

IX. CUMULATIVE VOTING: No cumulative voting shall be permitted in the election of directors.

X. PREEMPTIVE RIGHTS: Shareholders shall not be entitled to preemptive rights.

XI. LIMITED LIABILITY: No officer or director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer or director, except for liability (i) for any breach of the officer or director's duty of loyalty to the Corporation or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the officer or director derived any improper personal benefit. If the Nevada General Corporation Law is amended after the date of incorporation to authorize corporate action further eliminating or limiting the personal liability of officers or directors, then the liability of an officer or director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law, or amendments thereto. No repeal or modification of this paragraph shall adversely affect any right or protection of an officer or director of the Corporation existing at the time of such repeal or modification.

XII. INDEMNIFICATION: Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an officer or director of the Corporation or is or was serving at the request of the

Corporation as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans whether the basis of such proceeding is alleged action in an official capacity as an officer or director or in any other capacity while serving as an officer or director shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Nevada General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided herein with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that, if the Nevada General Corporation Law requires the payment of such expenses incurred by an officer or director in his or her capacity as an officer or director (and not in any other capacity in which service was or is rendered by such person while an officer or director, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it shall ultimately be determined that such officer or director is not entitled to be indemnified under this Section or otherwise.

If a claim hereunder is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Nevada General Corporation Law

for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Nevada General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of Stockholders or disinterested directors or otherwise.

The Corporation may maintain insurance, at its expense, to protect itself and any officer, director, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Nevada General Corporation Law.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification to any employee or agent of the Corporation to the fullest extent of the provisions of this section with respect to the indemnification and advancement of expenses of officers and directors of the Corporation or individuals serving at the request of the Corporation as an officer, director, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, does make and file these Articles of Incorporation, hereby declaring and certifying the facts herein stated are true, and, accordingly, has hereunto set her hand this 8th day of July, 1998.

[signature]
Rita S. Dickson

STATE OF NEVADA)
) ss.
COUNTY OF WASHOE)

On this 8th day of July, 1998, before me, a Notary Public, personally appeared Rita S. Dickson, who acknowledged to me that she executed the above instrument.

MICHAEL J. MORRISON
Notary Public - State of Nevada
Appointment Recorded in Washoe County
MY APPOINTMENT EXPIRES AUG. 24, 1998

Notary Public

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT

In the matter of Natalma Industries Inc., I, Michael J. Morrison, hereby accept the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

Furthermore, that the mailing address for the above registered office is 1025 Ridgeview Drive, Suite 400, Reno, Nevada 89509.

IN WITNESS WHEREOF, I hereunto set my hand this 8th day of July, 1998.

Michael J. Morrison, Resident Agent

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

175

FILED # C 16160-98

MAR 2 3 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
NATALMA INDUSTRIES, INC.

2. The articles have been amended as follows (provide article numbers, if available):

Article No. IV. AUTHORIZATION OF CAPITAL STOCK: The amount of the total authorized capital stock of the corporation shall be Seventy Five Thousand Dollars ($75,000), consisting of Seventy Five Million (75,000,000) shares of Common Stock, par value $.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 53%

4. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

3/23/2004 1:14:05 PM 1380.00
BB C20040323-0302

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Filed in the office of	Document Number
Dean Heller, Secretary of State, State of Nevada	20050373991-99
	Filing Date and Time: 09/02/2005 12:00 PM
	Entity Number: C16160-1998

Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Natalma Industries, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article I. NAME: The name of the Corporation is: Tactical Air Defense Services, Inc.

Article IV. AUTHORIZATION OF CAPITAL STOCK: The amount of the total authorized capital stock of the Corporation shall be 100,000,000 of which 100,000,000 shares are designated common shares, par value $0.001 per share.

At the effective date of this amendment to the Articles of Incorporation, each 3 shares of Common Stock, par value $0.001 per share, outstanding as of September 13, 2005, shall automatically be combined into one share of Common Stock, par value $0.001 per share. No fractional shares of Common Stock shall be issued upon such combination effected by this amendment, but in lieu thereof the Corporation shall round up the number of shares to be issued to any holder of a fractional share and issue one whole share for each such fractional interest.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 75%

4. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4298
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Filed in the office of
Dean Heller
Secretary of State
State of Nevada

Document Number
20060817022-18
Filing Date and Time
12/20/2006 3:00 PM
Entity Number
C16160-1998

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Tactical Air Defense Services, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article IV is restated in its entirety to be and read: Section 4.01 The total number of shares of stock which the Corporation shall have authority to issue is Three Hundred Fifty Million (350,000,000), of which Three Hundred Million (300,000,000) are common stock, par value $.001 per share and Fifty Million (50,000,000) are preferred stock, par value $.001 per share.

Notwithstanding the foregoing, these Articles hereby vest the board of directors of the Corporation with such authority as may be necessary to prescribe such classes, series and numbers of each class or series of stock. In addition the board is hereby vested with such authority as may be necessary to prescribe the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock created. (continued on Exhibit A)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:________________*

4. Effective date of filing (optional): ________ (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): Mark Daniels-Chairman

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

EXHIBIT A

All classes of stock may be issued from time to time without action by the Stockholders.

Authority is hereby expressly vested in the board of directors of the corporation, subject to the provisions of this Article IV and to the limitations prescribed by law, to authorize the issue from time to time of one or more series of preferred stock and with respect to each such series to fix by resolution or resolutions adopted by the affirmative vote of a majority of the voting powers, full or limited, if any, of the shares of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the board of directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

(a) The number of shares constituting the series and the designation of such series;

(b) The dividend rate on the shares of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the corporation's capital stock, and whether such dividends shall be cumulative or non-cumulative;

(c) Whether the shares of such series shall be subject to redemption by the corporation at the option of either the corporation or the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption;

(d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(e) Whether or not the shares of such series shall be convertible into or exchangeable for, at the option of either the holder or the corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of the corporation's capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates adjustments, and other terms and conditions of such conversions or exchanges;

(f) The restrictions, if any, on the issue or reissue of any additional preferred stock;

(g) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(h) The provisions as to voting, optional and/or other special rights and preferences, if any.

Dividends on outstanding shares of preferred stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common stock with respect to the same dividend period.

If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of preferred stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

Article X. of the Certificate Incorporation is hereby restated its entirety to be as read as follows:

"No Preemptive Rights. Unless otherwise determined by the board of directors, holders of the stock of the corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, and convertible into shares of the corporation, nor to any right of subscription thereto."

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Designation

(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number 20070196223-82
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/21/2007 9:26 AM
	Entity Number C16160-1998

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

TACTICAL AIR DEFENSE SERVICES, INC.
(Entity Number: C16160-1998)

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

DESIGNATION OF CLASS OR SERIES OF STOCK

COMMON STOCK:
Each holder of our common stock is entitled to one vote per share in the election of directors and on all other matters submitted to the vote of shareholders. No holder of our common stock may cumulate votes in voting for our directors. Our common stock is quoted on the NASD Over-the-Counter Bulletin Board under the trading symbol "TADF.OB."

PREFERRED STOCK: (Series Preferred A Stock)
Our directors are authorized by our Articles of Incorporation to issue, by resolution and without any action by our shareholders, up to 50,000,000 shares of preferred stock, par value $0.001, in one or more series, and our directors may establish the designations, dividend rights, dividend rate, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and all other preferences and rights of any series of preferred stock, including rights that could adversely affect the voting power of the holders of our common stock. Entitled to 25 votes per share Common Stock basis.
(SEE CONTINUATION ON EXHIBIT A)

3. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

4. Officer Signature (Required): X [signature] MARK DANIELS DIRECTOR, CHAIRMAN SEC/TREASURER
TACTICAL AIR DEFENSE SERVICES, INC
2/15/07

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

EXHIBIT A

DESIGNATION OF CLASS OR SERIES OF STOCK
Tactical Air Defense Services, Inc.
A Nevada Corporation

COMMON STOCK:
Each holder of our common stock is entitled to one vote per share in the election of directors and on all other matters submitted to the vote of shareholders. No holder of our common stock may cumulate votes in voting for our directors.
Subject to the rights of the holders of any our preferred stock that may be outstanding from time to time, each share of our common stock will have an equal and ratable right to receive dividends as may be declared by our board of directors out of funds legally available for the payment of dividends, and, in the event of liquidation, dissolution or winding up of our corporation, will be entitled to share equally and ratably in the assets available for distribution to our shareholders. No holder of our common stock will have any preemptive right to subscribe for any our securities.
Our common stock is quoted on the NASD Over-the-Counter Bulletin Board under the trading symbol "TADF.OB."

PREFERRED STOCK:
Our directors are authorized by our Articles of Incorporation to issue, by resolution and without any action by our shareholders, up to 50,000,000 shares of preferred stock, par value $0.001, in one or more series, and our directors may establish the designations, dividend rights, dividend rate, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and all other preferences and rights of any series of preferred stock, including rights that could adversely affect the voting power of the holders of our common stock.
One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of directors' authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

On December 20, 2006, the Company filed a Certificate of Amendment with the Secretary of State of the state of Nevada. Pursuant to the certificate of amendment, the Articles of Incorporation were amended accordingly; "Article IV Section 4.01 The total number of shares of stock which the Corporation shall have authority to issue is Three Hundred and Fifty Million (350,000,000), of which Three Hundred Million (300,000,000) are common stock, par value $.001 per share and Fifty Million (50,000,000) are preferred stock, par value $.001 per share."

SERIES A PREFERRED STOCK:
The holders of the Series A Preferred Stock are entitled to:
1. ELECTION RIGHTS- elect one director to the Company's board of directors.
2. VOTING RIGHTS PER SHARE- shall vote on all other matters on a 25 votes per share Common Stock basis.
3. RANK- The Series A Preferred Stock shall, with respect to dividend rights, rights on redemption, rights on conversion and rights on liquidation, winding up and dissolution, rank senior to all common stock, warrants and options to purchase Common Stock established by the Board or the Stockholders (all of such equity securities of the Corporation to which the Series A Preferred Stock ranks senior are collectively referred to herein as "JUNIOR STOCK").
4. CONVERSION- Each share of Series A Preferred Stock is initially convertible into 2 shares of the Common Stock of the Company, subject to adjustment for stock splits, recapitalization or other reorganizations.
a) In addition, the Series A Preferred Stock have broad-based weighted average antidilution protection that will cause the conversion price to adjust downward in the event that the Company issues shares of Common Stock or securities convertible into Common Stock at a price of less than the conversion price of the Series A Preferred Stock then in effect.

b) The shares of Series A Preferred Stock may be converted into Common Stock at the option of the holder. In addition, at any time after the closing bid price for the Company's Common Stock on the NASD OTCBB or the primary United State's exchange on which the Common Stock is then traded exceeds $5.00 during any five consecutive trading days, the Company may, at its sole option, convert the Series A Preferred and any accrued but unpaid dividends into Common Shares at the then-applicable conversion price by providing written notice of such conversion to the holders of the Series A Preferred; provided that there is an effective registration statement under the Securities Act registering the resale of the Common Stock to be issued upon such conversion.

c) Each share of Series A Preferred Stock is entitled to receive a dividend of 7% per annum prior and in preference to the Common Stock of the Company. The dividend begins to accrue on January 1, 2007 and will be payable quarterly thereafter. The dividend is cumulative. In the event of a liquidation or acquisition of the Company, the holders of the Series A Preferred Stock will be entitled to receive an amount equal to any accrued and unpaid dividend prior and in preference to any distributions to the holders of the Common Stock. Thereafter, the holders of the Series A Preferred Stock will be entitled to participate in distributions on an as converted to Common Stock basis.

d) Shares of Series A Preferred may be redeemed, in whole or in part, by the Company out of funds lawfully available there for from the holders of the then outstanding shares of Series A Preferred on a pro rata basis, at any time by providing written notice to the holders of the Series A Preferred. On the redemption date, the Company shall redeem, on a pro rata basis in accordance with the number of shares of Series A Preferred owned by each holder, that number of outstanding shares of Series A Preferred that the Company has elected to purchase for the following consideration: (i) an amount equal to a price per share equal to the $4.00 plus any accrued and unpaid dividends multiplied by the number of shares of Series A Preferred being redeemed from such holder and (ii) the issuance of the number of shares of Common Stock equal to seventeen and one-half percent (17.5%) of the shares of Common Stock then issuable upon conversion of the shares of Series A Preferred being redeemed from such holder. A cash payment will be provided in lieu of any fractional shares of Common Stock

that would otherwise be issuable at a price per share of Common Stock equal to the then-applicable conversion price.

e) The conversion of Series A Preferred Stock described herein, whether it automatic or elective shall be exercised by surrendering for such purpose to the Corporation, at any place where the Corporation shall maintain a transfer agent for its Common Stock or Series A Preferred Stock, certificates representing the shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and at the time of such surrender, the person exercising such option to convert shall be deemed to be the holder of record of Common Stock issuable on such conversion, notwithstanding that the share register of the Corporation shall then be closed.

f) The number of shares of Common Stock into which Series A Preferred Stock may be converted shall be subject to adjustment from time to time in certain cases as follows:

(i) The Corporation shall be entitled to make such further adjustments as it considers advisable in order that any event treated for federal income tax purposes as a dividend or other distribution of stock or stock rights will not be taxable, so far as practicable, to the recipient of such dividends or distributions.

g) Whenever the amount of Common Stock deliverable upon the conversion of Series Stock shall be adjusted pursuant to the provisions hereof, the Corporation shall forthwith file, at its principal executive office and with any transfer agent or agents for Series A Stock and for its Common Stock, a statement stating the adjusted amount of its Common Stock or other securities deliverable per Series A Stock and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

h) The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, the full number of shares of Common Stock deliverable upon the conversion of all the then outstanding shares of Series A Stock and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation lawfully to issue such shares of Common Stock upon the conversion of shares of Series A Stock.

i) No fractional shares of Common Stock shall be issued upon conversion of Series A Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Corporation's Common Stock on the date of conversion, as determined in good faith by the Board.

5. EXCLUSION OF OTHER RIGHTS- Except as herein provided or as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights other than those specifically set forth in this Certificate of Designation, as amended from time to time, of the Corporation.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20080427069-38
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/25/2008 2:15 PM
	Entity Number C16160-1998

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Tactical Air Defense Services, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Common shares: 300,000,000 authorized; $0.001 par value
Preferred Series A: 50,000,000 authorized: $0.001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Common shares: 1,000,000,000 authorized; $0.001 par value
Preferred Series A: 50,000,000 authorized: $0.001 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

N/A

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

N/A

7. Effective date of filing (optional): 6/25/08 (must not be later than 90 days after the certificate is filed)

8. Officer Signature: X [signature] President

Signature Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20090364475-30
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 04/24/2009 1:06 PM
	Entity Number C16160-1998

USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

TACTICAL AIR DEFENSE SERVICES, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

COMMON SHARES: 1,000,000,000 AUTHORIZED; $0.001 PAR VALUE
PREFERRED SERIES A: 50,000,000 AUTHORIZED; $0.001 PAR VALUE

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

COMMON SHARES: 3,000,000,000 AUTHORIZED; $0.001 PAR VALUE
PREFERRED SERIES A: 50,000,000 AUTHORIZED; $0.001 PAR VALUE

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

N/A

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

N/A

7. Effective date of filing: (optional) 4/24/09

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature] PRESIDENT

Signature of Officer Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20110315224-21
	Filing Date and Time 04/27/2011 2:10 PM
	Entity Number C16160-1998

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Tactical Air Defense Services, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

TACTICAL AIR DEFENSE SERVICES, INC., a Nevada corporation (the "Corporation") organized and existing under and by virtue of the provisions of the Nevada Revised Statutes of the State of Nevada (the "NRS") does hereby certify:

WHEREAS, pursuant to the Corporation's Articles of Incorporation (as amended), the Corporation's Board of Directors (the "Board") is authorized to issue, by resolution and without any action by the Corporation's shareholders, up to 50,000,000 shares of preferred stock, par value $0.001 (the "Preferred Stock"), in one or more series, and the Board may establish the designations, dividend rights, dividend rate, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and all other preferences and rights of any series of Preferred Stock, including rights that could adversely affect the voting power of the holders of the Corporation's common stock;... (Continued on attached document)

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

CERTIFICATE OF DESIGNATION
OF
TACTICAL AIR DEFENSE SERVICES, INC.
A Nevada Corporation

TACTICAL AIR DEFENSE SERVICES, INC., a Nevada corporation (the "Corporation") organized and existing under and by virtue of the provisions of the Nevada Revised Statutes of the State of Nevada (the "NRS") does hereby certify:

WHEREAS, pursuant to the Corporation's Articles of Incorporation (as amended), the Corporation's Board of Directors (the "Board") is authorized to issue, by resolution and without any action by the Corporation's shareholders, up to 50,000,000 shares of preferred stock, par value $0.001 (the "Preferred Stock"), in one or more series, and the Board may establish the designations, dividend rights, dividend rate, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and all other preferences and rights of any series of Preferred Stock, including rights that could adversely affect the voting power of the holders of the Corporation's common stock;

WHEREAS, on or about March 21, 2007, the Corporation amended its Articles of Incorporation by filing a Certificate of Designation designating shares of the Preferred Stock as Series A Preferred Stock (the "Original Series A Preferred Stock");

WHEREAS, prior to the date of this Certificate of Designation, with no shares of Original Series A Preferred Stock issued or outstanding, the Corporation retired all shares of Original Series A Preferred Stock back into its treasury of authorized but unissued shares of Preferred Stock;

WHEREAS, the Board believes it to be in the best interest of the Corporation and its shareholders to re-designate a new class of Series A Preferred Stock (as defined below);

RESOLVED, pursuant to the NRS, the Board hereby files this Certificate of Designation (the "Certificate") and designates a new class of Series A Preferred Stock as follows:

A. Series A Preferred Stock. The Corporation is authorized to issue up to Fifty Million (50,000,000) shares of Preferred Stock. One Million (1,000,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series A Preferred Stock" with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations:

1. Conversion into Common Stock.

1.1 Shareholder Conversion Rights. Each one (1) share of Series A Preferred Stock may be convertible as described herein into one hundred (100) shares of Common Stock (the "Series A Conversion Ratio") at anytime following the issuance date of such shares. Each holder of Series A Preferred Stock who desires to convert into the Corporation's Common Stock must provide five (5) days written notice (the date of receipt by the Corporation being the "Conversion Date") to the Corporation of its intent to convert one or more shares of Series A Preferred Stock into Common Stock (each a "Conversion Notice"). The Corporation may, in its sole discretion, waive the written notice requirement and allow the immediate exercise of the right to convert.

1.2 Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock and the number of shares of Common Stock to be issued shall be determined by rounding to the nearest whole share (a half share being treated as a full share for this purpose). Such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and such rounding shall apply to the number of shares of Common Stock issuable upon aggregate conversion. Prior to any conversion, the certificate or certificates representing Series A Preferred Stock to be converted shall be surrendered to the Corporation, duly endorsed with a medallion stamp guarantee, at the office of the Corporation or its transfer agent. The Corporation shall, within fifteen (15) business days, issue a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled.

1.3 Maximum Conversion. Each holder of Series A Preferred Stock shall not be entitled to convert on a Conversion Date that amount of Series A Preferred Stock convertible into shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by such holder on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by such shareholder of more than 4.99% of the outstanding shares of common stock of the Corporation on such Conversion Date. Beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

1.4 Adjustment of Series A Conversion Ratio.

(a) Stock Splits, Etc. The number and kind of securities issuable upon the conversion of shares of Series A Preferred Stock (the "Series A Conversion Shares") and the Series A Conversion Ratio shall be subject to adjustment from time to time upon the happening of any of the following. In case the Corporation shall: (i) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (ii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Series A Conversion Ratio and number of Series A Conversion Shares issuable upon conversion immediately prior thereto shall be adjusted so that the holder of Series A Preferred Stock shall be entitled to receive the kind and number of Series A Conversion Shares or other securities of the Corporation which they would have owned or have been entitled to receive had such shares of Series A Preferred Stock been converted in advance thereof.

(b) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Corporation shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Corporation is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Corporation), or sell, transfer or otherwise dispose of all or substantially all its property, assets, or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor of acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Corporation, then Series A Preferred Stock holder shall have the right thereafter to receive, upon conversion, the number of shares of common stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and Other Property receivable upon or as a result of

such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which shares of Series A Preferred Stock are exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Corporation) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this designation to be performed and observed by the Corporation and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board) in order to provide for adjustments of shares of Common Stock convertible from shares of Series A Preferred Stock which shall be as nearly equivalent as practicable to the adjustments provided for in this Section.

(c) Subsequent Issuances. If the Corporation shall issue or agree to issue any shares of Common Stock for consideration less than the Series A Conversion Ratio in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the Series A Conversion Ratio shall be reduced to match such subsequent lower issuance price. For purposes of this adjustment, the issuance of any security carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Series A Conversion Ratio upon the issuance of the above-described security and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Series A Conversion Ratio.

2. Voting Rights. The holders of Series A Preferred Stock shall be entitled to notice of any stockholders' meeting and to vote as a single class upon any matter submitted to the stockholders for a vote as follows: each holder of Series A Preferred Stock shall have such number of votes equal to the product of: (a) the number of shares of Common Stock each share of Series A Preferred Stock is convertible into on the record date of such vote multiplied by (b) thirty (30)[1]. Such voting calculation is hereby authorized by the Corporation and the Corporation acknowledges such calculation may result in the total number of possible votes cast by the holders of Series A Preferred Stock and all other classes of the Corporation's stock in any given voting matter exceeding the total aggregate number of shares which this Corporation shall have authority to issue.

3. Notices. Unless otherwise specified in the Corporation's Certificate of Incorporation or Bylaws, all notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to it as its principal executive offices, and if to any holder of Series A Preferred Stock, shall be delivered to it at its address as it appears on the stock books of the Corporation.

B. Series B Preferred Stock. The Corporation is authorized to issue up to Fifty Million (50,000,000) shares of Preferred Stock. Five Million (5,000,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series B Preferred Stock" with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations:

---

[1] For example, if on the record date of a shareholder vote, a shareholder is the shareholder of record of one million shares of Series A Preferred Stock, such shareholder shall have a total of three billion votes (one million shares of Series A Preferred Stock would be convertible into one hundred million shares of common stock; those one hundred million shares of common stock multiplied by thirty equal a total of three billion total votes.

1. Coupon. From and after the date of the issuance of any shares of Series B Preferred Stock, each such share shall accrue a coupon payment, payable annually, at the rate per annum equal to the product of: (a) the Series B Preferred Stock purchase price as defined in the securities purchase agreement related to the original issuance of each individual share of Series B Preferred Stock (the "Series B Issuance Price" subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) multiplied by (b) twelve percent (12%) (collectively, the "Coupon Payment"). The Coupon Payment shall be payable to the holders of the Series B Preferred Stock, at the Corporation's sole discretion in: (a) cash; or (b) shares of Common Stock based upon the Series B Conversion Ratio (defined below).

2. Conversion into Common Stock.

2.1 Shareholder Conversion Rights. Each one (1) share of Series B Preferred Stock may be convertible as described herein into four hundred (400) shares of Common Stock (the "Series B Conversion Ratio") at anytime following the issuance date of such shares.. Each holder of Series B Preferred Stock who desires to convert into the Corporation's Common Stock must provide five (5) days written notice (the date of receipt by the Corporation being the "Conversion Date") to the Corporation of its intent to convert one or more shares of Series B Preferred Stock into Common Stock (each a "Conversion Notice"). The Corporation may, in its sole discretion, waive the written notice requirement and allow the immediate exercise of the right to convert.

2.2 Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock and the number of shares of Common Stock to be issued shall be determined by rounding to the nearest whole share (a half share being treated as a full share for this purpose). Such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and such rounding shall apply to the number of shares of Common Stock issuable upon aggregate conversion. Prior to any conversion, the certificate or certificates representing Series B Preferred Stock to be converted shall be surrendered to the Corporation, duly endorsed with a medallion stamp guarantee, at the office of the Corporation or its transfer agent. The Corporation shall, within fifteen (15) business days, issue a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled.

2.3 Maximum Conversion. Each holder of Series B Preferred Stock shall not be entitled to convert on a Conversion Date that amount of Series B Preferred Stock convertible into shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by such holder on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Series B Preferred Stock with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by such shareholder of more than 4.99% of the outstanding shares of common stock of the Corporation on such Conversion Date. Beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

2.4 Adjustment of Series B Conversion Ratio.

(a) Stock Splits, Etc. The number and kind of securities issuable upon the conversion of shares of Series B Preferred Stock (the "Series B Conversion Shares") and the Series B Conversion Ratio shall be subject to adjustment from time to time upon the happening of any of the

following. In case the Corporation shall: (i) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (ii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Series B Conversion Ratio and number of Series B Conversion Shares issuable upon conversion immediately prior thereto shall be adjusted so that the holder of Series B Preferred Stock shall be entitled to receive the kind and number of Series B Conversion Shares or other securities of the Corporation which they would have owned or have been entitled to receive had such shares of Series B Preferred Stock been converted in advance thereof.

(b) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Corporation shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Corporation is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Corporation), or sell, transfer or otherwise dispose of all or substantially all its property, assets, or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor of acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Corporation, then Series B Preferred Stock holder shall have the right thereafter to receive, upon conversion, the number of shares of common stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which shares of Series B Preferred Stock are exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Corporation) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this designation to be performed and observed by the Corporation and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board) in order to provide for adjustments of shares of Common Stock convertible from shares of Series B Preferred Stock which shall be as nearly equivalent as practicable to the adjustments provided for in this Section.

(c) Subsequent Issuances. If the Corporation shall issue or agree to issue any shares of Common Stock for consideration less than the Series B Conversion Ratio in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the Series B Conversion Ratio shall be reduced to match such subsequent lower issuance price. For purposes of this adjustment, the issuance of any security carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Series B Conversion Ratio upon the issuance of the above-described security and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Series B Conversion Ratio.

3. Redemption.

3.1 Corporation Discretionary Redemption. Each share of Series B Preferred Stock (and all related accrued Coupon Payments) may be redeemed at anytime at the option of the

Corporation, in whole or in part, at a cash redemption price equal to the Series B Issuance Price per share then in effect (upon redemption the "Redemption Price").[2] In the event the Corporation elects to redeem and convert any share(s) of Series B Preferred Stock as described herein, the Corporation shall provide written notice (each a "Redemption Notice") to such shareholder of its intent to redeem one or more shares of Series B Preferred Stock (each a "Redemption Demand") and such related Redemption Price then in effect. Such shareholder may, within fifteen (15) days of delivery of a Redemption Demand (each a "Refusal Period"), refuse such Redemption Demand and instead invoke their right to convert such shares of Series B Preferred Stock referred to in each Redemption Demand into Common Stock. In the event the shareholder does not refuse the Redemption Demand and provide a Conversion Notice to the Corporation in connection with the Redemption Demand within the Refusal Period, the shares of Series B Preferred Stock (and related Coupon Payment) referenced in the Redemption Demand shall be automatically converted into a cash payment as described in this Section. Following such redemption, all such redeemed shares shall be returned to the Corporation's treasury under the status of undesignated and un-issued Series B Preferred Stock.

3.2 Corporation Mandatory Redemption. Within thirty (30) days of the end of each Corporation financial quarter, the Corporation shall provide each holder of Series B Preferred Stock with written notice of the Corporation's net operating profits for each such individual quarter (the "Quarterly Net Profits") and provide such holder a Redemption Demand for a cash payment equal to fifty percent (50%) of such Quarterly Net Profits, with such Redemption Demand subject to all rights and procedures as described in Section 3.1.

4. Voting Rights. The holders of Series B Preferred Stock shall be entitled to notice of any stockholders' meeting and to vote as a single class upon any matter submitted to the stockholders for a vote as follows: each holder of Series B Preferred Stock shall have such number of votes equal to the number of shares of Common Stock each share of Series B Preferred Stock is convertible into on the record date of such vote[3]. Such voting calculation is hereby authorized by the Corporation and the Corporation acknowledges such calculation may result in the total number of possible votes cast by the holders of Series B Preferred Stock and all other classes of the Corporation's stock in any given voting matter exceeding the total aggregate number of shares which this Corporation shall have authority to issue.

5. Notices. Unless otherwise specified in the Corporation's Certificate of Incorporation or Bylaws, all notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to it as its principal executive offices, and if to any holder of Series B Preferred Stock, shall be delivered to it at its address as it appears on the stock books of the Corporation.

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[2] For example, if the Corporation provided a Redemption Demand to a shareholder holding one million two hundred fifty thousand shares of Series B Preferred Stock issued and held by such shareholder for one year, and the Series B Issuance Price for such shares was $0.32 per share, the Corporation would be required to pay such shareholder a total amount of $448,000 (equal to $400,000 as the conversion amount and $48,000 as the related Coupon Payment)

[3] For example, if on the record date of a shareholder vote, a shareholder is the shareholder of record of one million two hundred fifty thousand shares of Series B Preferred Stock, such shareholder shall have a total of five hundred million votes (one million two hundred and fifty thousand shares of Series B Preferred Stock would be convertible into five hundred million shares of common stock which would equal a total of five hundred million total votes.

SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of Tactical Air Defense Services, Inc. on April 25, 2011.

TACTICAL AIR DEFENSE SERVICES, INC.

By: Alexis C. Korybut
Its: Chief Executive Officer